Exhibit 24.1

HORMEL FOODS CORPORATION

POWER OF ATTORNEY

The undersigned director and/or officer of Hormel Foods Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint Jeffrey M Ettinger, Jody H. Feragen, James N. Sheehan, and Brian D. Johnson, and each or any one of them, his or her true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of debt securities of said Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 13th day of May, 2014.

Signature	Title

/s/ Jeffrey M. Ettinger	Chairman of the Board, President and Chief Executive Officer
Jeffrey M. Ettinger	(Principal Executive Officer)

/s/ Jody H. Feragen	Executive Vice President, Chief Financial Officer, and Director
Jody H. Feragen	(Principal Financial Officer)

/s/ James N. Sheehan	Vice President and Controller
James N. Sheehan	(Principal Accounting Officer)

/s/ Terrell K. Crews	Director
Terrell K. Crews

/s/ Glenn S. Forbes	Director
Glenn S. Forbes

/s/ Stephen M. Lacy	Director
Stephen M. Lacy

/s/ John L. Morrison	Director
John L. Morrison

/s/ Robert C. Nakasone	Director
Robert C. Nakasone

/s/ Susan K. Nestegard	Director
Susan K. Nestegard

/s/ Dakota A. Pippins	Director
Dakota A. Pippins

/s/ Christopher J. Policinski	Director
Christopher J. Policinski